Exhibit 99.1

Update on GSK’S MAGE-A3 Cancer Immunotherapeutic Phase 3 Study in Non-Small Cell Lung Cancer

LEXINGTON, Mass.--(BUSINESS WIRE)--April 2, 2014--Agenus Inc. (Nasdaq: AGEN) today announced that GlaxoSmithKline’s (NYSE: GSK) MAGRITi study, a Phase 3 randomized, blinded, placebo-controlled MAGE-A3ii cancer immunotherapeutic trial in non-small cell lung cancer (NSCLC) patients, which contains Agenus’QS-21 Stimulon® adjuvant, will be stopped. GSK announced that it will not be possible to identify a sub-population of gene-signature positive NSCLC patients that may benefit from the treatment.

The Independent Data Monitoring Committee (IDMC) indicated that its review of the current safety information revealed no specific safety concern and the data is in line with the known safety information for the MAGE-A3 cancer immunotherapeutic.

Update on GSK’s Phase 3 DERMA Program in Melanoma

GSK is continuing another Phase 3 clinical trial (DERMA) to evaluate whether a gene signature can identify a sub-population of melanoma patients that would benefit from the same investigational MAGE-A3 cancer immunotherapeutic. This follows the read-out of the first co-primary endpoint in September 2013 of disease free survival in the overall MAGE-A3 positive population, which was not met. Work is progressing on the mathematical model (the gene signature classifier) to allow assessment of DFSiii in the gene signature population, the second co-primary endpoint in the DERMA trial. The outcome is expected in 2015.

For additional information, please visit GSK’s website at www.gsk.com.

About Agenus

Agenus is a biopharmaceutical company developing a portfolio of immuno-oncology candidates, including checkpoint modulators (CPMs), heat shock protein vaccines and adjuvants. The company’s proprietary discovery engine Retrocyte Display® is designed to rapidly generate high quality therapeutic antibody drug candidates using a high-throughput approach incorporating full-length IgG format human antibody libraries expressed in mammalian B-lineage cells. A portfolio of preclinical checkpoint modulator programs of GITR and OX40 agonists and CTLA-4, LAG-3, TIM-3 and PD-1 antagonists is advancing in development. The company’s heat shock protein vaccines for cancer and infectious disease are in Phase 2 studies. Agenus’ QS-21 Stimulon adjuvant platform is extensively partnered with GlaxoSmithKline and Janssen and includes several candidates in Phase 3 trials. Among Agenus and its partners, 23 programs are in clinical development. For more information, please visit www.agenusbio.com, or connect with the company on Facebook, LinkedIn, Twitter and Google+.

i A double-blind, randomised, placebo-controlled Phase III trial to assess the efficacy of recMAGE-A3 + AS15 antigen-specific cancer immunotherapeutic as adjuvant therapy in patients with MAGE-A3 positive NSCLC (MAGRIT, NCT00480025).

ii MAGE-A3 cancer immunotherapeutic consists of recombinant MAGE-A3 protein and a novel immunostimulant AS15 (a combination of QS-21 Stimulon® adjuvant, monophosphoryl lipid A, and CpG7909, a TLR-9 agonist, in a liposomal formulation).

iii DFS is defined as the time from randomization to the date of first recurrence of the disease or death, whichever comes first.

Stimulon and Retrocyte Display are registered trademarks of Agenus Inc. and its subsidiaries.

Forward-Looking Statement

This press release contains forward-looking statements, including statements regarding the Company’s and/or its licensees’ clinical trial activities, the publication of data, and the potential application of technologies and product candidates in the prevention and treatment of diseases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2013. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

CONTACT:

Media and Investor Contact:
Agenus Inc.
Jonae R. Barnes, 617-818-2985
Vice President
Investor Relations and
Corporate Communications
jonae.barnes@agenusbio.com